Exhibit 99.1

Kineta Appoints Internationally-Renowned Clinical Immuno-oncology Experts to its Scientific Advisory Board

Seattle, WA — (March 1, 2023) Kineta, Inc. (Nasdaq: KA), a clinical-stage biotechnology company focused on developing next-generation immunotherapies to address cancer immune resistance, announced today the appointment of Myriam Chalabi, M.D. and Evan Ya-Wen Yu, M.D. to the company’s immuno-oncology focused Scientific Advisory Board (SAB). Dr. Chalabi and Dr. Yu will join Kineta’s SAB that includes Lisa Coussens, Ph.D., Michael Curran, Ph.D. and Patricia LoRusso, D.O. to guide the clinical development of KVA12123, the company’s VISTA blocking immunotherapy.

“We are delighted to have Dr. Chalabi and Dr. Yu join Kineta’s Scientific Advisory Board,” stated Thierry Guillaudeux, Ph.D., Chief Scientific Officer of Kineta. “These experts will greatly complement our existing SAB and guide the company as we advance clinical development of KVA12123 in patients with advanced solid tumors.”

Dr. Myriam Chalabi, M.D.

Myriam Chalabi, M.D. is a medical oncologist and researcher at the Netherlands Cancer Institute. She has extensive expertise in treating patients with cancers of the gastrointestinal tract such as colon cancer, stomach cancer and esophageal cancer. Her own research is centered around immunotherapy for gastrointestinal cancers. In 2017, Dr. Chalabi set up a significant clinical study, the NICHE trial, to investigate whether immunotherapy could be beneficial to people with early-stage colon cancer. Through the NICHE trial, Dr. Chalabi identified a subtype of cancer patients deficient in mismatch repair, that show many DNA replication errors, who respond exceptionally well to immunotherapy. She is an expert in neoadjuvant immunotherapies for these indications. Dr. Chalabi also has a deep understanding of the important role biomarkers can play for patient selection in immuno-oncology clinical trials.

Dr. Evan Ya-Wen Yu, M.D.

Evan Y. Yu, M.D. is a medical oncologist specializing in GenitoUrinary malignancies, specifically prostate, bladder and testicular cancer treatment and research. He is the Section Head for Cancer Medicine, Clinical Research Division at the Fred Hutchinson Cancer Center and serves as the Medical Director for Clinical Research at the Fred Hutchinson Cancer Consortium. In addition, Dr. Yu is a Professor at the University of Washington and Fred Hutchinson Cancer Center. He is the institution’s Principal Investigator for the National Cancer Trials Network Lead Academic Performance Site (LAPS) Grant, Southwest Oncology Group and Eastern Cooperative Oncology Group-American College of Radiology Imaging Network. Dr. Yu is also the Core Director for the Pacific Northwest Prostate Cancer Specialized Program of Research Excellence and co-principal investigator of the DoD Prostate Cancer Clinical Trials Consortium for his institution. Dr. Yu’s research focuses on testing the next wave of novel molecular targeted therapies and immunotherapy techniques, with a complementary focus on imaging biomarkers. He has served for many years on the National Cancer Institute Genitourinary Cancers Steering Committee and is currently the Co-Chair for the National Cancer Institute Prostate Cancer Task Force. Dr. Yu has held various leadership and committee roles within ASCO and AACR, and he also serves as a senior editor for Clinical Cancer Research and Uro-Today.

Dr. Chalabi and Dr. Yu will join the following immuno-oncology experts on the Kineta SAB:

Lisa Coussens, Ph.D.

Chair of the Department of Cell, Developmental & Cancer Biology, and Associate Director for Basic Research in the Knight Cancer Institute at Oregon Health & Sciences University (OHSU)

Michael A. Curran, Ph.D.

Associate Professor of Immunology at MD Anderson Cancer Center

Patricia LoRusso, D.O.

Professor of Medicine (Medical Oncology) and Associate Cancer Center Director of Experimental Therapeutics at the Yale Cancer Center

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About Kineta

Kineta (Nasdaq: KA) is a clinical-stage biotechnology company with a mission to develop next-generation immunotherapies that transform patients’ lives. Kineta has leveraged its expertise in innate immunity and is focused on discovering and developing potentially differentiated immunotherapies that address the major challenges with current cancer therapy. For more information on Kineta, please visit www.kinetabio.com, and follow Kineta on Twitter, LinkedIn and Facebook.

KVA12123 (formerly referred to as KVA12.1) is expected to be a differentiated VISTA blocking immunotherapy to address the problem of immunosuppression in the tumor microenvironment. It is a fully human engineered IgG1 monoclonal antibody that was designed to bind to VISTA through a unique epitope. KVA12123 may be an effective immunotherapy for many types of cancer including NSCLC (lung), colorectal, renal cell carcinoma, head and neck, and ovarian. These initial target indications represent a significant unmet medical need with a large worldwide commercial opportunity for KVA12123.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding: Kineta’s plans for pre-clinical and clinical studies and projected timelines for the initiation and completion of pre-clinical and clinical trials and other activities; regulatory filings for its product candidates; investor returns; anticipated drug effects in human subjects; and other statements that are not historical in nature. The use of words such as, but not limited to, “believe,” “expect,”

“estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” and other similar words or expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Kineta’s current beliefs, expectations and assumptions regarding the future of Kineta’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Such forward-looking statements are subject to a number of material risks and uncertainties including, but not limited to: the adequacy of Kineta’s capital to support its future operations (including its ability to complete the second tranche of the previously disclosed contemplated private placement in the first quarter of 2023) and its ability to successfully initiate and complete clinical trials; the difficulty in predicting the time and cost of development of Kineta’s product candidates; Kineta’s plans to research, develop and commercialize its current and future product candidates, including, but not limited to, KVA12123; the timing and anticipated results of Kineta’s planned pre-clinical studies and clinical trials and the risk that the results of Kineta’s pre-clinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials; the timing of the availability of data from Kineta’s clinical trials; the timing of any planned investigational new drug application or new drug application; the risk of cessation or delay of any ongoing or planned clinical trials of Kineta or its collaborators; the clinical utility, potential benefits and market acceptance of Kineta’s product candidates; Kineta’s commercialization, marketing and manufacturing capabilities and strategy; Kineta’s ability to identify additional product candidates with significant commercial potential and to expand its pipeline of potential novel immunotherapies for cancer patients; developments and projections relating to Kineta’s competitors and its industry; the impact of government laws and regulations; the impact of public health epidemics affecting countries or regions in which Kineta has operations or does business, such as the COVID-19 pandemic; the timing and outcome of Kineta’s planned interactions with regulatory authorities; Kineta’s ability to protect its intellectual property position; Kineta’s estimates regarding future revenue, expenses, capital requirements and need for additional financing; and those risks filed as an exhibit to Kineta’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 22, 2022, as well as discussions of potential risks, uncertainties and other important factors in Kineta’s subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Except as required by law, Kineta undertakes no obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise.

FOR FURTHER INFORMATION, PLEASE CONTACT:

Kineta, Inc. :

Jacques Bouchy

EVP Investor Relations & Business Development

+1 206-378-0400

jbouchy@kineta.us

Investor Relations:

John Mullaly

LifeSci Advisors, LLC

jmullaly@lifesciadvisors.com

Source: Kineta, Inc.